EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-129756, 333-36682, 333-43750, 333-64414,
333-72553, 333-74390, 333-103231, 333-120742 and 333-112356) and Forms S-8 (Nos.
333-35992, 333-56216 and 333-112935) of SIGA Technologies, Inc. of our report dated March 28, 2006 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
March 28, 2006